EX-4.1
                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of May 30, 2000

                                     between

                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

                                       and

                            THE CHASE MANHATTAN BANK,

                as Trustee, Paying Agent, Security Registrar and
                                 Transfer Agent

                           8.68% Senior Notes due 2010


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              FIRST SUPPLEMENTAL INDENTURE, dated as of May 30, 2000 (this
"First Supplemental Indenture"), between IROQUOIS GAS TRANSMISSION SYSTEM, L.P., a limited partnership organized under the laws of the State of Delaware, as issuer (the "Issuer") and THE CHASE MANHATTAN BANK, as Trustee, Paying Agent, Security Registrar and Transfer Agent under the Original Indenture referred to below (the "Trustee") under the Original Indenture.

                                   WITNESSETH:

              WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture dated as of May 30, 2000 (hereinafter called the "Original Indenture" and together with the First Supplemental Indenture, the "Indenture"), to provide for the issuance from time to time of certain of its debt securities, the form and terms of which are to be established as set forth in Section 2.1 of the Original Indenture;

              WHEREAS, Section 9.1 of the Original Indenture provides, among other things, that the Issuer and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of the Notes of any series as permitted by
Section 2.1 of the Original Indenture;

              WHEREAS the Issuer desires to create a series of the Notes in an aggregate principal amount of $200,000,000 to be designated the "8.68% Senior Notes due 2010 (Restricted)" (the "Restricted Notes") which may be exchanged for a series of the Notes in an aggregate principal amount of $200,000,000 to be designated the "8.68% Senior Notes due 2010" (the "Exchange Notes", which shall, together with the Restricted Notes, be referred to herein as the "Senior Notes 2010" and shall constitute "Notes" for the purposes of the Original Indenture and this First Supplemental Indenture), and all action on the part of the Issuer necessary to authorize the issuance of the Senior Notes 2010 under the Original Indenture and this First Supplemental Indenture has been duly taken; and

              WHEREAS, all acts and things necessary to make such Senior Notes 2010, when executed by the Issuer and authenticated and delivered by the Trustee as provided in the Original Indenture, the valid and binding obligations of the Issuer and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

              NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

              That in consideration of the premises and of the acceptance and purchase of the Senior Notes 2010 by the holders thereof and of the acceptance of this trust by the Trustee, the Issuer covenants and agrees with the Trustee, for the equal benefit of holders of the Senior Notes 2010, as follows:



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                                  Article One
                                   Definitions

              The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the form of the Note attached hereto as Exhibit A. In addition, for all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise expressly requires, the following terms shall have the respective meanings assigned to them as follows and shall be construed as if defined in Article One of the Original Indenture:

              "DTC" means The Depository Trust Company, New York, New York, or its successors.

              "Exchange Offer" means the offer that may be made pursuant to the Registration Rights Agreement by the Issuer to exchange Restricted Notes for the Exchange Notes.

              "Registration Rights Agreement" means the Registration Rights Agreement, dated May 30, 2000 between the Issuer and the Initial Purchasers named therein as such agreement may be amended, modified or supplemented from time to time.

              "Regulation S" means Regulation S under the Securities Act, as such Regulation may be amended from time to time, or under any similar rules or regulations hereafter adopted by the SEC.

              "Restricted Notes Legend" means a legend substantially in the form of the legend contained in the form of Restricted Notes set forth in Exhibit A hereto.

              "Transfer Certificate" means a certificate of transfer satisfactory to the Issuer and the Trustee (as Security Registrar) substantially in the form of Exhibit B hereto.

                                  Article Two
                         Terms and Issuance of the Notes

Section 2.1.  Issue of Senior Notes 2010.
              --------------------------

              A series of Notes as described in the recitals hereto each shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this First Supplemental Indenture (including the form of Note set forth in Exhibit A attached hereto). The aggregate principal amount of the Senior Notes 2010 which may be authenticated and delivered under the First Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $200,000,000.



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Section 2.2.  Interest; Record Date
              ---------------------

              Interest on the Notes will be payable semi-annually on April 30 and October 31 in each year, commencing October 31, 2000, at a rate of 8.68% per annum, until the principal hereof is paid or made available for payment, provided however that if a Registration Default (as defined in the Registration Right Agreement) occurs, interest will accrue on the Notes at a rate of 9.18% per annum from and including the day following the applicable Registration Default to and including the date on which the event which has resulted in Additional Interest (as defined in the Registration Rights Agreement) being required to be paid has been cured pursuant to the terms of the Registration Rights Agreement.

              The Interest so payable and punctually paid or duly provided for, on any Debt Service Payment Date will be paid to the Person in whose name the Notes (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such principal and interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Debt Service Payment Date.

              Any such interest or principal not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name the Notes are registered on the Regular Record Date and may be paid to the Person in whose name such Notes (or one or more Predecessor Notes) is registered at the close of business on the Special Record Date to be fixed by the Issuer, notice whereof shall be given to the Holders of the Notes not less than 10 days prior to such Special Record Date, or may be at any time in any other lawful manner not inconsistent with the requirements of any securities or exchange in which the Notes of this series may be listed and upon such notice as may be required by such exchange on which Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture. The Notes do not have the benefit of any sinking fund.

Section 2.3.  Place of Payment
              ----------------

              The principal of, the premium, if any, and interest on the Notes will be payable at the offices of the Trustee at: 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services (the "Place of Payment").

              The Notes may be surrendered for registration of transfer and exchange at the Place of Payment. Upon receiving the Notes surrendered for registration of transfer or exchange, the Issuer will issue new Notes which will be sent to the Trustee for authentication and delivery as set forth in Section
2.5 of this Supplemental Indenture. Notices and demands to or upon the Issuer in respect of the Notes should be served at the Place of Payment.

Section 2.4.  Form of the Notes; Incorporation of Terms.
              -----------------------------------------

              Unless issued in definitive form to Institutional Accredited Investors, the Restricted Notes offered and sold in their initial distribution in reliance on Rule 144A shall initially be issued in the form of one or more separate Global Notes (each, a "Rule



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144A Global Note"), the face and reverse of which shall be substantially in the form set forth in Exhibit A attached hereto, the terms of which are herein incorporated by reference and which are part of this First Supplemental Indenture. Unless issued in definitive form to Institutional Accredited Investors, Restricted Senior Notes offered and sold in their initial distribution in reliance on Regulation S shall initially be issued in the form of one or more separate Global Notes (each, a "Regulation S Global Note" and together with the Rule 144A Global Note a "Restricted Global Note"), the face and reverse of which shall be substantially in the form set forth in Exhibit A. Unless issued in definitive form, the Exchange Notes shall be issued as one or more Global Notes (the "Exchange Global Notes") and delivered by the Trustee to the Book-Entry Depositary or a nominee or custodian therefor. Definitive Notes registered in the name or names of Persons other than the Depositary or its nominee shall only be issued in exchange for such Exchange Global Notes in the circumstances set forth in Section 2.4(b) of the Original Indenture.

Section 2.5. Transfer Restrictions; Exchanging Restricted Notes with Restricted Notes.
              -------------------------------------------------------

              Except as permitted by Section 2.4, the Restricted Notes shall bear the Restricted Notes Legend and may not be transferred except in compliance with the Restricted Notes Legend. The Restricted Notes Legend borne by such Restricted Note shall be removed by the Issuer (i) in the case of any Rule 144A Global Note, at any time on or after the occurrence of the "Resale Restriction Termination Date" on such Legend and (ii) in the case of any Regulation S Global Note at any time on or after the expiration of the "restricted period" (within the meaning of Regulation S) with respect to any such Restricted Senior Note shall have occurred.

              (a) Exchanges between Regulation S Global Note and Rule 144A Global Note:

              If a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, or if a holder of a beneficial interest in a Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, upon receipt by the Trustee (as Security Registrar) at its Corporate Trust Office of a Transfer Certificate in the appropriate form and:

              (i) written instructions given in accordance with the rules and procedures of the Depositary (together with, as applicable, the rules and procedures of The Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"), the "Applicable Procedures") from the respective persons who have accounts with the Depositary (the "Participants") directing the Depositary to cause to be credited to another account of the Participant a beneficial interest in such Regulation S Global Note or Rule 144A Global Note (as the case may be) equal to that of the beneficial interest in


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         such Rule 144A Global Note or Regulation S Global Note (as the case may
         be) to be so transferred; and

              (ii) a written instructions given in accordance with the Applicable Procedures containing information regarding such other account, as well as the account of Euroclear or Clearstream, Luxembourg (as the case may be) for which such other account is held, to be credited with, and the account of such applicable Participant to be debited for, such beneficial interest.

the Trustee shall (1) reduce or increase (as the case may be) the principal amount of such Rule 144A Global Note, and increase or reduce (as the case may be) the principal amount of such Regulation S Global Note, in each case by an amount equal to the principal amount of the beneficial interest in such Rule 144A Global Note or Regulation S Global Note (as the case may be) to be so transferred, (2) instruct the Depositary to make a corresponding reduction or increase (as the case may be) to the Book-Entry Interests relating to such Global Note and to credit and debit such beneficial interests to the respective accounts specified in the instructions referred to above.

              (b) Exchanging Restricted Definitive Notes for Regulation S Global Note or Rule 144A Global Note.

              If a holder of a Definitive Note bearing the Restricted Note Legend (the "Restricted Definitive Note") wishes to exchange such Definitive Note for a beneficial interest in a Regulation S Global Note or a beneficial interest in a Rule 144A Global Note or wishes to transfer such Restricted Definitive Note to a person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note or a Rule 144A Global Note, upon receipt by the Trustee (as Security Registrar) at its Corporate Trust Office of a Transfer Certificate in the appropriate form and:

              (i) the Restricted Definitive Note to be so exchanged or transferred; and

              (ii) written instructions given in accordance with the rules and procedures of the Depositary and the Applicable Procedures from the applicable Participant directing the Trustee to cancel such Restricted Definitive Note and for the Depositary to cause to be credited to the specified account of the applicable Participant a beneficial interest in such Regulation S Global Note or Rule 144A Global Note (as the case may be) equal to the principal amount of the Restricted Definitive Note so exchanged or transferred.

the Trustee shall (1) cancel such Restricted Definitive Note and (2) instruct the Depositary to make a corresponding increase to the Book-Entry Interests relating to such Regulation S Global Note or Rule 144A Global Note (as the case may be) and to credit such beneficial interests to the respective accounts specified in the instructions referred to above.


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              (c) Exchange of Regulation S Global Note or Rule 144A Global Note
for Definitive Notes

              If a holder of a beneficial interest in a Regulation S Global Note or a Rule 144A Global Note is required to exchange such interest for one or more Restricted Definitive Notes or to transfer such interest to a person who is required to take delivery thereof in the form of one or more Restricted Definitive Notes, upon receipt by the Trustee (as Security Registrar) at its Corporate Trust Office of a Transfer Certificate in the appropriate form and:

              (i) written instructions given in accordance with the rules and procedures of the Depositary and the Applicable Procedures from the applicable Participant directing the Trustee to authenticate and deliver such Definitive Note or Notes in an aggregate principal equal to that of the beneficial interest in the Regulation S Global Note or Rule 144A Global Note (as the case may be) to be debited and for the Book-Entry Depositary to cause to be debited to the specified account of the applicable Participant a beneficial interest in such Regulation S Global Note or Rule 144A Global Note (as the case may be) equal to the principal amount of the Restricted Definitive Note so exchanged or transferred such information to contain the name in which such Restricted Definitive Note or Notes are to be registered and the authorized denomination of each such Restricted Definitive Note or Notes;

              (ii) if such Restricted Definitive Note is to be transferred to an Institutional Accredited Investor, a letter substantially in the form of Exhibit C hereto appropriately completed and signed by such Institutional Accredited Investor; and

              (iii) one or more Restricted Definitive Notes issued and duly executed by the Issuer the Trustee shall (1) instruct the Depositary to make a corresponding reduction to the Book-Entry Interests relating to such Regulation S Global Note or Rule 144A Global Note (as the case may be) and to debit such beneficial interests to the respective accounts as specified in the written instructions and (2) shall thereupon promptly authenticate and deliver at the Corporate Trust Office (as the office of the Security Registrar), or send by mail (at the risk of the transferee) to such address as the transferee may request, the Restrictive Definitive Note or Notes, registered in the requested name as specified in the written instructions.

              (d) Exchange of Restricted Definitive Notes for other Restricted Definitive Notes

              A Restricted Definitive Note may be exchanged or transferred in whole or in part in the principal amount of authorized denominations of such Restricted Definitive note, upon receipt by the Trustee (as Security Registrar) at its Corporate Trust Office of: (i) in the case of an exchange, a written request for exchange, (ii) a Transfer Certificate in


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the appropriate form and a new Restricted Definitive Note issued and duly executed by the Issuer. In exchange for any Restricted Definitive Note properly presented for exchange or transfer, the Trustee shall promptly authenticate and deliver at the Corporate Trust Office (as the office of the Security Registrar), or send by mail (at the risk of the holder (in the case of exchanges only) or transferee) to such address as the holder (in the case of exchanges only) or transferee may request, a Definitive Note or Notes, registered in the name of such holder or transferee, for the same aggregate principal amount that was exchanged or transferred.

Section 2.6.  Exchange Offer:  Exchange of Restricted Notes for Exchange Note.
              ---------------------------------------------------------------

              The Issuer shall issue and the Trustee shall authenticate Exchange Notes in exchange for Restricted Notes accepted for exchange in the Exchange Offer as follows:

              The Issuer shall present the Trustee with an Officers' Certificate certifying (i) that, upon issuance of the Exchange Notes, the transactions contemplated by the Exchange Offer have been consummated and (ii) the aggregate principal amount of Restricted Notes properly tendered in the Exchange Offer.

              The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel with respect to matters set forth in the Registration Rights Agreement and to the effect that the Exchange Notes have been registered under the Securities Act and the Indenture has been qualified under the Trust Indenture Act and (iii) an Issuer Order, shall:

              (A) authenticate the Global Notes representing the Exchange Notes (an "Exchange Global Note") in an aggregate principal amount equal to the aggregate principal amount of Restricted Notes represented by a Global Note and Definitive Restricted Notes indicated in such Officers' Certificate as having been properly tendered with terms substantially identical to such Restricted Notes, and substantially in the form of Exhibit A hereto, except that such Global Exchange Note (x) shall not contain the Restricted Notes Legend and (y) will not provide for any increase in the interest rate thereon under the circumstances set forth in such Restricted Notes, and

              (B) deliver such Exchange Global Note to the Book-Entry Depositary in exchange for such Restricted Notes.

              Notwithstanding anything contained in the Original Indenture, the Restricted Notes and the Exchange Notes will vote and consent together on all matters as one class and will not have the right to vote or consent as a separate class on any matter.


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                                 Article Three
                              Book-Entry Depositary

Section 3.1.  Depositary.
              ----------

              The Depository Trust Company or its nominee will be the Depositary.

              The Global Notes may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary.

                                  Article Four
                                  Miscellaneous

Section 4.1.  Execution of Supplemental Indenture.
              -----------------------------------

              This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

Section 4.2.  Conflict with Trust Indenture Act.
              ---------------------------------

              If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 4.3.  Effect of Headings.
              ------------------

              The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.4.  Successors and Assigns.
              ----------------------

              All covenants and agreements in this First Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 4.5.  Severability Clause.
              -------------------

              In case any provision in this First Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.6.  Benefit of First Supplemental Indenture.
              ---------------------------------------

              Nothing in this First Supplemental Indenture or in the Senior Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.


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Section 4.7.  Execution and Counterparts.
              --------------------------

              This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



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              IN WITNESS WHEREOF, the parties hereof have caused this First
Supplemental Indenture to be duly executed by their respective officers, directors or signatories duly authorized thereto, all as of the day and year first above written.

                                    IROQUOIS GAS TRANSMISSION
                                    SYSTEM, L.P., as the Issuer

                                    By: Iroquois Pipeline Operating Company,
                                    its Agent


                                    By  /s/ Paul Bailey
                                      ------------------------------------------
                                      Title:  Vice President and Chief
                                              Financial Officer


                                    By  /s/ Craig R. Frew
                                      ------------------------------------------
                                      Title:  President


                                    THE CHASE MANHATTAN BANK,
                                    as Trustee, Paying Agent, Security Registrar and Transfer Agent


                                    By  /s/ Denise S. Moore
                                      ------------------------------------------
                                      Title:  Assistant Treasurer



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                                   EXHIBIT A

                           (to be filed by Amendment)